UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2011 (June 7, 2011)

PREMIER POWER RENEWABLE ENERGY, INC.
(Exact name of registrant as specified in Charter)

Delaware	333-140637	13-4343369
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4961 Windplay Drive, Suite 100
El Dorado Hills, CA 95762
(Address of Principal Executive Offices)

(916) 939-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Purchase Agreement

On June 7, 2011, Premier Power Renewable Energy, Inc. (the “Registrant”) and Genalta Power Inc., a British Columbia corporation (the “Purchaser”), entered into a Preferred Stock Purchase Agreement (the “Purchase Agreement”) under which the Registrant will sell to the Purchaser, and the Purchaser will buy from the Registrant, 2,350,000 shares of the Registrant’s Series C Preferred Stock (the “Shares”) for $1.00 per share, or an aggregate purchase price of $2,350,000.  The closing of this sale will take place (i) by June 24, 2011, (ii) on such later date when the conditions precedent set forth in Article 5 of the Purchase Agreement are satisfied or waived, or (iii) at such other time and place as the parties mutually agree (the “Closing”).

The following, among others, are the conditions to the obligations of the Purchaser:

(a)	No material adverse effect of the Registrant subsequent to December 31, 2010;
(b)	The filing of the Certificate of Designation of the preferences, rights, and limitations of the Series C Preferred Stock;
(c)	Delivery of a stock certificate representing the Shares;
(d)	Execution of an Investor Rights Agreement between the Purchaser and the Registrant, which is described below; and
(e)	The closing of an equity investment in the Purchaser by Peter Lacey of Cdn.$2,300,000.

A copy of the Purchase Agreement is filed with this report as Exhibit 10.1 and is incorporated by reference herein.   The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement.

Investor Rights Agreement

At the Closing, the Registrant and the Purchaser will enter into an Investor Rights Agreement (the “Investor Rights Agreement”), which gives the Purchaser the right to purchase 250,000 shares of the Registrant’s Series C Preferred Stock at $1.00 per share in addition to the Shares described above.  This right expires in December 2011.

In the event of a change of control of the Registrant by June 6, 2012, the Registrant has the right to purchase any shares of Series C Preferred Stock owned by the Purchaser at $1.00 per share plus the call premium (“Exercise Price”), which call premium will be the greater of (i) $0.10 or (ii) 20% per annum calculated initially on the base price of $1.00 and compounded annually thereafter, pro rated to the date of purchase of the Series C Preferred Stock.  If the change of control involves Peter Lacey, the Purchaser, any person identified by Mr. Lacey or the Purchaser prior to May 1, 2011 as a possible person or entity for a transaction involving a change of control, or any of their affiliate, the call premium will the greater of (i) $0.10 or (ii) 10% per annum calculated initially on the base price of $1.00 and compounded annually thereafter, pro rated to the date of purchase of the Series C Preferred Stock.

In the event of a change of control of the Registrant by June 6, 2012, the Purchase has the right to require the Registrant to purchase any shares of Series C Preferred Stock owned by the Purchaser at the Exercise Price.

A copy of the form of Investor Rights Agreement is filed with this report as Exhibit 10.2 and is incorporated by reference herein.   The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Investor Rights Agreement.

At the Closing and pursuant to the Investor Rights Agreement, the Registrant will issue to the Purchaser a warrant to purchase up to 2,000,000 shares of the Registrant’s common stock at a price of $1.00 per share (the “Warrant”).  The Warrant expires on the earlier of (i) a change of control of the Registrant, or (ii) five years after issuance.

A copy of the form of Warrant is filed with this report as Exhibit 4.1 and is incorporated by reference herein.   The foregoing description of the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant.

Item 3.02  Unregistered Sales of Equity Securities.

As more fully described in Item 1.01 above, at the Closing, the Registrant will issue a warrant to Genalta Power Inc.  The holder may purchase up to 2,000,000 shares of the Registrant’s common stock at a price of $1.00 per share, and the warrant expires on the earlier of (i) a change of control of the Registrant or (ii) five years after issuance.  The warrant will be issued under the Investor Rights Agreement as described in Item 1.01 above and in connection with the Preferred Stock Purchase Agreement also as described in Item 1.01 above.

The issuance of the warrant will be exempt from registration under the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2).  The Registrant made this determination based on representations made by the holder to the Registrant that, among other things, it is an accredited investor.

Item 9.01(d)  Financial Statements and Exhibits.

No.	Description

4.1	Form of Warrant to be issued to Genalta Power Inc.

10.1	Preferred Stock Purchase Agreement between the Registrant and Genalta Power Inc., dated June 7, 2011

10.2	Form of Investor Rights Agreement between the Registrant and Genalta Power Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER POWER RENEWABLE ENERGY, INC. (Registrant)

Date: June 10, 2011	By:	/s/ Dean R. Marks
Dean R. Marks Chief Executive Officer